EXHIBIT D

FORM OF AGREEMENT FOR OFFERING COMMONWEALTH GUARANTEED SECURITIES BY AND AMONG THE COMMONWEALTH, THE RELEVANT ISSUING ENTITY, THE RELEVANT STATE OR TERRITORY AND REPRESENTATIVES OF THE UNDERWRITERS

DRAFT
FORM OF OFFERING AGREEMENT

AGREEMENT FOR OFFERING STATE/TERRITORY DEBT SECURITIES IN
CONNECTION WITH THE AUSTRALIAN GOVERNMENT GUARANTEE OF STATE AND TERRITORY BORROWING

Date:	This Agreement is dated [ ], 2009
Parties:	The Commonwealth of Australia represented by the Department of the Treasury (the “Commonwealth”)
Queensland Treasury Corporation (the “Issuing Entity”)
The Treasurer on behalf of the Government of Queensland (the “State”)

UBS Limited;
Citigroup Global Markets Inc.;
Citigroup Global Markets Limited;
Deutsche Bank Securities Inc.;
Australia and New Zealand Banking Group Limited;
Commonwealth Bank of Australia;
Deutsche Bank AG, London Branch;
J.P. Morgan Securities Limited;
Macquarie Bank Limited London Branch;
Macquarie Securities (USA) Inc.;
National Australia Bank Limited;
[Nomura International plc];
Royal Bank of Canada Europe Limited;
The Royal Bank of Scotland plc;
The Toronto-Dominion Bank; and
Westpac Banking Corporation
(the “Dealers”)

Recitals	A.
The Issuing Entity and the State filed a registration statement on Schedule B (File No. 333-[  ]) (the “State/Territory Registration Statement”), including a base prospectus, dated [  ], [  ] (the “State/Territory Base Prospectus”), with the United States Securities and Exchange Commission (the “SEC”), under the United States Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time of certain debt securities issued by the Issuing Entity and unconditionally guaranteed by the State.

	B.	Under a Distribution Agreement dated the date hereof by

and among the Issuing Entity, the State and the Dealers (the “Distribution Agreement”), the Issuing Entity and the State have agreed, from time to time, to sell to the Dealers and the Dealers have agreed, from time to time, to buy Global A$ Bonds (falling within the definition of ‘transferable securities’ as so defined in Article 4 of Directive 2004/39/EC) issued or to be issued by the Issuing Entity in respect of borrowing of the State and guaranteed by the State (collectively, the “Global A$ Bonds”), to be issued under an Amended and Restated Fiscal Agency Agreement, dated [            ], 2009, as further amended, restated or supplemented from time to time by and among the Issuing Entity, Deutsche Bank AG, London Branch, as Fiscal Agent and London Paying, Transfer and Authenticating Agent, Deutsche Bank Luxembourg S.A., as Luxembourg Paying and Transfer Agent, and Deutsche Bank Trust Company Americas, as New York Paying, Transfer and Authenticating Agent (the “Fiscal Agency Agreement”) by way of:

i.	offers of Global A$ Bonds registered under the Securities Act; and

ii.
offers of Global A$ Bonds to the public and/or by admission of the Global A$ Bonds to trading on a regulated market situated or operating within a Member State within the meaning of Article 2 of Directive 2003/71/EC (the “Prospectus Directive”), pursuant to a [prospectus] [[dated [                                ], [      ], [as supplemented by a supplement dated [                  ], [     ]] [consisting of the State/Territory Prospectus (as defined in Section 1(b) of this Agreement), which version of the State/Territory Prospectus, for the avoidance of doubt, will not be accompanied by or attach the Commonwealth Prospectus or any Commonwealth Pricing Supplement (as defined in Section 1(a) of this Agreement)], a copy of [each of] which the Issuing Entity has delivered to the Commonwealth, and as further supplemented from time to time (such document, including any supplement to, and any updated or supplemented prospectus or any replacement of the prospectus provided to the Dealers in accordance with the Distribution Agreement, the “Luxembourg Prospectus”); and/or

iii.	offers of Global A$ Bonds on a basis exempt from the requirement to publish a prospectus under the Prospectus Directive.

C.
In order to support the capacity of Australian State and Territory governments to access credit markets, the Government of the Commonwealth has implemented the Australian Government Guarantee of State and Territory Borrowing (the “State Guarantee Scheme”) and has executed a Deed of Guarantee dated 24 July 2009 (the “Deed of Guarantee”) and adopted the Australian Government Guarantee of State and Territory Borrowing Scheme Rules (the “Scheme Rules”) to give effect to the Commonwealth guarantee.

D.
The State intends to apply for Eligibility Certificates (as defined in the Scheme Rules) evidencing that the liabilities of the State in respect of certain series of Global A$ Bonds are guaranteed under the State Guarantee Scheme.  The Commonwealth guarantee of the liabilities of the State in respect of such series of Global A$ Bonds (such series, the “State/Territory Debt Securities”) is referred to herein as the “Guarantee”.  The liabilities that are the subject of an Eligibility Certificate are referred to herein as “Guaranteed Liabilities”.  For the avoidance of doubt, the State has applied for Eligibility Certificates for the following existing series of Global A$ Bonds:

i.	6.0% Global A$ Bonds due 14 June 2011 (ISIN US748305BC27);

ii.	6.0% Global A$ Bonds due 14 August 2013 (ISIN US748305BD00);

iii.	6.0% Global A$ Bonds due 14 October 2015 (ISIN US748305BE82); and

iv.	6.0% Global A$ Bonds due 14 September 2017 (ISIN US748305BG31),

and intends to apply for an Eligibility Certificate for any new series of eligible Global A$ Bonds as the State may determine in its discretion, subject to the Scheme Rules.

E.
The Commonwealth has filed a registration statement on Schedule B (File No. 333-[          ]), covering issuances from time to time of the Guarantee of the liabilities of a relevant State or Territory in respect of specific debt securities issued by a relevant issuing entity in respect of State or Territory government borrowing (the “Commonwealth Registration Statement”), including a base prospectus, dated [  ], 2009 (the “Commonwealth Base Prospectus”), with the SEC under the Securities Act.

F.	The “Effective Time” means any date as of which any part of the Commonwealth Registration Statement became, or is deemed to have become, effective under the Securities Act.

G.	“Business day” refers to any day on which the SEC’s Electronic Data Gathering, Analysis, and Retrieval system, or any successor system, accepts SEC filings.

H.
To facilitate the offering of the State/Territory Debt Securities under the Distribution Agreement, the parties to this Agreement make the representations, warranties and agreements set forth in this Agreement.

TERMS:

1.	Commonwealth Prospectus, Commonwealth Pricing Supplement, Commonwealth Disclosure, State/Territory Prospectus and State/Territory Pricing Supplement

(a)           The Commonwealth will:

(i)        (x)      on the date of this Agreement provide the Issuing Entity and the State with a form of final prospectus, consisting of a prospectus supplement and the Commonwealth Base Prospectus (a “Commonwealth Prospectus”) that complies with the requirements of the Securities Act, and the rules and regulations of the SEC thereunder, relating to the offer and sale of the Guarantee of the liabilities of the State in respect of the existing series of State/Territory Debt Securities specifically identified in Recital D;

(y)           within two business days after the issuance by the Commonwealth of an Eligibility Certificate evidencing that the liabilities of the State in respect of one or more new series of State/Territory Debt Securities not specifically identified in Recital D are guaranteed under the State Guarantee Scheme, provide to the Issuing Entity and the State a Commonwealth Prospectus that complies with the requirements of the Securities Act, and the rules and regulations of the SEC thereunder, relating to the offer and sale of the Guarantee of the liabilities of the State in respect of such new series of State/Territory Debt Securities; and

(z)           if the Commonwealth is given at least two business days' prior notice of the filing of a State/Territory Pricing Supplement (as defined in

Section 1(b) of this Agreement), on the date of each such State/Territory Pricing Supplement including the applicable final terms of an issue of State/Territory Debt Securities by the Issuing Entity, provide the Issuing Entity and the State with a form of pricing supplement (each, a “Commonwealth Pricing Supplement”) that complies with the requirements of the Securities Act, and the rules and regulations of the SEC thereunder, relating to the offer and sale of the Guarantee of the liabilities of the State in respect of such issue of State/Territory Debt Securities; and

(ii)                 within the time periods prescribed by the rules and regulations of the SEC under the Securities Act, file with the SEC each such Commonwealth Prospectus and Commonwealth Pricing Supplement.

(b)           The Issuing Entity and the State will file with the SEC within the time periods prescribed by the rules and regulations of the SEC under the Securities Act:

(i)                 to the extent not previously filed in relation to such series of State/Territory Debt Securities, a final prospectus, consisting of a prospectus supplement and the State/Territory Base Prospectus (a “State/Territory Prospectus”), relating to the offer and sale of one or more series of State/Territory Debt Securities; and

(ii)                 a State/Territory pricing supplement that includes the applicable final terms of an issue of State/Territory Debt Securities [and incorporates by reference the State/Territory Prospectus], relating to the offer and sale of an issue of the State/Territory Debt Securities (each, a “State/Territory Pricing Supplement”), in each case, in the form delivered or to be delivered to prospective purchasers and purchasers of the State/Territory Debt Securities and complying with the requirements of the Securities Act.

(c)           Subject to the other terms of this Agreement, in connection with the offering of the State/Territory Debt Securities and the liabilities of the State in respect of such State/Territory Debt Securities, the Commonwealth consents to:

(i)                 the Issuing Entity and the State (or any of their agents, including the Dealers) delivering each Commonwealth Prospectus and Commonwealth Pricing Supplement accompanying or attached to the State/Territory Prospectus or the relevant State/Territory Pricing Supplement, as applicable, to prospective purchasers and purchasers of the State/Territory Debt Securities and the liabilities of the State in respect of such State/Territory Debt Securities; and

  (ii)         the statements set forth under the caption “Description of the Commonwealth and the Commonwealth Guarantee of State and Territory Borrowing” (such statements, as supplemented, amended or updated from time to time, the “Commonwealth Disclosure”) in the form provided by the Commonwealth to the Issuing Entity and the State on or about the date of this Offering Agreement being directly included in, or attached as an annex to, the Luxembourg Prospectus or incorporated by reference in the Luxembourg Prospectus by being directly included in, or attached as an annex to, a supplementary Luxembourg Prospectus submitted in accordance with article 13 of the law of 10 July 2005 implementing directive 2003/71/EC on prospectuses for securities (the “Luxembourg Prospectus Law”), in each case, subject to the conditions set out in Section 1 of this Agreement.

(d)           Any statements regarding the Commonwealth, the State Guarantee Scheme or the Guarantee made in connection with any offering of State/Territory Debt Securities by the Issuing Entity, the State, the Dealers, or any person acting on behalf of any of them must:

(i)                 be made in circumstances in which it is clear to a reasonable reader that the statements are being made by and are the responsibility of such person and are not being made by and are not the responsibility of the Commonwealth; and

(ii)                 not be inconsistent with the statements in any Commonwealth Prospectus (including the annual reports and amendments and/or supplements thereto and other documents incorporated by reference therein) or the Commonwealth Disclosure.

For the avoidance of doubt, this paragraph (d) does not apply to (x) the delivery to prospective purchasers and purchasers of the State/Territory Debt Securities of a Commonwealth Prospectus or Commonwealth Pricing Supplement (whether accompanying or by attachment to the State/Territory Prospectus or the relevant State/Territory Pricing Supplement, as applicable) or (y) the inclusion or the incorporation by reference of the Commonwealth Disclosure in, or the attachment of the Commonwealth Disclosure as an annex to, the Luxembourg Prospectus, in each case in accordance with this Agreement.

(e)           From time to time, the Commonwealth may update (i) the Commonwealth Prospectus (including by way of the filing with the SEC of amendments to one or more annual reports that are incorporated by reference in the Commonwealth Registration Statement) and (ii) the Commonwealth Disclosure and provide such updated Commonwealth Disclosure to the Issuing Entity and the State for use in the Luxembourg Prospectus.  The date the updated Commonwealth Prospectus (other than any Commonwealth Pricing Supplement or any other amendment or supplement providing for the identification of an issue of State/Territory Debt Securities subject to the Guarantee) is filed with the SEC and the Commonwealth Disclosure is provided to the Issuing Entity and the State for use in the Luxembourg Prospectus (which shall be the same date) is referred to as an “Update Date”.  Any State/Territory Prospectus and/or State/Territory Pricing Supplement used to offer State/Territory Debt Securities after the most recent Update Date must deliver or attach the Commonwealth Prospectus, as amended or supplemented on such Update Date.  Any Luxembourg Prospectus used to offer State/Territory Debt Securities or in connection with an application for the State/Territory Securities to be admitted to trading on a regulated market after the most recent Update Date must include the Commonwealth Disclosure provided on such Update Date.  The Commonwealth confirms that the Commonwealth Disclosure provided on such Update Date can be directly included in, or attached as an annex to, the Luxembourg Prospectus or incorporated by reference in the Luxembourg Prospectus (including, for the avoidance of doubt, by being directly included in, or attached as an annex to, a supplementary Luxembourg Prospectus submitted in accordance with article 13 of the Luxembourg Prospectus Law).

(f)           If during any period when a prospectus relating to the Guarantee is required to be delivered to permit the continuance of the sale of or a dealing in the State/Territory Debt Securities:

(i)                 the SEC issues an order suspending the effectiveness of the Commonwealth Registration Statement or preventing or suspending the use of any Commonwealth Prospectus or any amendment or supplement thereto or initiates or threatens any proceeding for that purpose or pursuant to Section 8A of the Securities Act or the Commonwealth receives any notice with respect to any suspension of the qualification of the Guarantee for offer and sale in any jurisdiction by any competent regulatory authority or the initiation or threatening of any proceeding for such purpose by any competent regulatory authority;

(ii)                 there occurs any event as a result of which the Secretary of the Treasury believes that (A) any Commonwealth Prospectus as then supplemented or amended includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances existing at the time that such Commonwealth Prospectus as then supplemented or amended is delivered to a purchaser of the State/Territory Debt Securities (whether by delivery with or attachment to the State/Territory Prospectus and/or any State/Territory Pricing Supplement) or (B) the Commonwealth Disclosure, as then updated, amended or supplemented, does not contain all information which, according to the particular nature of the Commonwealth and the Guarantee as it applies to the liabilities of the State in respect of the State/Territory Debt Securities, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses and prospects of the Commonwealth and of the rights attaching to the Guarantee as it applies to the liabilities of the State in respect of the State/Territory Debt Securities; or

(iii)                 it becomes necessary to amend or supplement any Commonwealth Prospectus or the Commonwealth Registration Statement in order to comply with the requirements of the Securities Act, the United States Securities Exchange Act of 1934, or the rules and regulations of the SEC thereunder, the Commonwealth will notify the Issuing Entity of the occurrence of an event described in Sections 1(f)(i), (ii) or (iii) of this Agreement, and the Issuing Entity will promptly forward such notice received from the Commonwealth to the State and the Dealers; provided that:

(r)                 in connection with the release of the Commonwealth Budget, the Commonwealth will provide notice pursuant to this Section 1(f) to the Issuing Entity approximately five business days prior to the release of the Commonwealth Budget, and the Issuing Entity will promptly forward such notice received from the Commonwealth to the State and the Dealers;

(s)                 the Commonwealth shall be deemed to have delivered such a notice upon the release of the Mid-Year Economic and Fiscal Outlook (“MYEFO”) and the Final Budget Outcome in each year; provided, further, that the Commonwealth will endeavor to provide notice pursuant to this Section 1(f) to the Issuing Entity in advance of the release of the MYEFO or the Final Budget Outcome, as applicable (but, for the avoidance of doubt, the Commonwealth will be under no obligation to provide any such notice in advance of the release of the MYEFO or the Final Budget Outcome, as applicable) and, to the extent any such notice is provided by the Commonwealth, the Issuing Entity will promptly forward such notice received from the Commonwealth to the State and the Dealers; and

(t)                 to the extent the advance notice contemplated by Section 1(f)(s) of this Agreement has not been given, following the release of the MYEFO and the Final Budget Outcome in each year, the Commonwealth will promptly provide confirmation to the Issuing Entity (1) of the release of the MYEFO or the Final Budget Outcome, as applicable, and (2) that, upon such release of the MYEFO or the Final Budget Outcome, as applicable, notice pursuant to Section 1(f)(s) of this Agreement has been deemed to have been delivered, and the Issuing Entity will promptly forward such confirmation received from the Commonwealth to the State and the Dealers; provided, further, that that nothing contained in this Section 1(f)(t) will affect the time as of which notice will be deemed to have been delivered pursuant to Section 1(f)(s) of this Agreement.

The State and the Dealers will be taken to have received notice pursuant to this Section 1(f) (other than deemed notice upon the release of the MYEFO and the Final Budget Outcome) at the time such notice provided by the Commonwealth is received by the Issuing Entity.  Following receipt of such notice or upon such deemed notice, each of the Issuing Entity, the State and the Dealers will not:

(x)                  offer any State/Territory Debt Securities registered under the Securities Act pursuant to the State/Territory Prospectus and/or any State/Territory Pricing Supplement, in each case, that would require delivery of a Commonwealth Prospectus until notified by the Commonwealth that the Commonwealth Prospectus has been updated (including by way of the filing with the SEC of amendments to one or more annual reports that are incorporated by reference in the Commonwealth Registration Statement);

(y)                  offer any State/Territory Debt Securities to the public and/or application for admission of the State/Territory Debt Securities to trading on a regulated market in circumstances that would require use of the Luxembourg Prospectus until notified by the Commonwealth that the Commonwealth Disclosure has been updated; or

(z)                  offer to purchase or sell State/Territory Debt Securities in circumstances that would require delivery of any Commonwealth Prospectus (including by delivery with or attachment of such Commonwealth Prospectus to the State/Territory Prospectus or the relevant State/Territory Pricing Supplement, as applicable) or the Luxembourg Prospectus including, attaching or incorporating by reference the Commonwealth Disclosure, and, if any such offer of State/Territory Debt Securities registered under the Securities Act, offer of State/Territory Debt Securities to the public, application for admission of the State/Territory Debt Securities to trading on a regulated market [and/or] [offer of State/Territory Debt Securities on a basis exempt from the requirement to publish a prospectus under the Prospectus Directive] has been commenced at the time of such notice or deemed notice:

(A)                 the Issuing Entity, the State and the Dealers shall inform each prospective purchaser of the State/Territory Debt Securities: (x) of the release of new information, being the Commonwealth Budget, the MYEFO, the Final Budget Outcome or any other new information (as the case may be); and (y) that they cannot rely on the Commonwealth Prospectus or any supplement or amendment thereto or the Commonwealth Disclosure in making an investment decision with respect to the State/Territory Debt Securities;

(B)                 each of the Issuing Entity and the State (and any of their agents, including the Dealers) shall immediately cease to (I) deliver with or attach any Commonwealth Prospectus or any supplement or amendment thereto to the State/Territory Prospectus or relevant State/Territory Pricing Supplement, as applicable, and (II) include or incorporated by reference the Commonwealth Disclosure in, or attach the Commonwealth Disclosure as an annex to, the Luxembourg Prospectus; and

(C)                 following the update of the Commonwealth Disclosure in accordance with Section 1(e) of this Agreement, the Issuing Entity and the State must submit a supplementary Luxembourg Prospectus in accordance with article 13 of the Luxembourg Prospectus Law containing the updated

Commonwealth Disclosure to be approved by the Commission de surveillance du secteur financier as competent authority for the Grand Duchy of Luxembourg.

The Commonwealth agrees that it will update the Commonwealth Prospectus (including by way of the filing with the SEC of amendments to one or more annual reports that are incorporated by reference in the Commonwealth Registration Statement) and the Commonwealth Disclosure following release of the Commonwealth Budget, MYEFO and the Final Budget Outcome in each year.

(g)           The Commonwealth represents and agrees that it has not made or used and, unless it obtains the prior consent of the Issuing Entity, the State and the Dealers, it will not make or use any written communication (as defined in Rule 405 under the Securities Act) relating to the Guarantee that would constitute a "free writing prospectus" as defined in Rule 405 under the Securities Act, required to be filed with the SEC under Rule 433 under the Securities Act.

(h)           It is a condition precedent to the effectiveness of this Agreement that the Commission de surveillance du secteur financier as competent authority for the Grand Duchy of Luxembourg has granted to the Issuing Entity and the State a complete and unconditional exemption from the requirement for the Luxembourg Prospectus to comply with Rules 1, 5 and 6 of Annex XVI of Commission Regulation (EC) No.809/2004 (or a conditional exemption in a form acceptable to the Commonwealth) and that, at the date of each issue of State/Territory Debt Securities, such exemption shall not have been withdrawn or varied other than in a manner acceptable to the Commonwealth.

(i)           If the Commission de surveillance du secteur financier as competent authority responsible for approving the Luxembourg Prospectus or any other competent regulator issues any comment regarding the Commonwealth Disclosure, each of the Issuing Entity and the State acknowledges and agrees that it is not authorized to, and must not, respond to such comment or amend the Commonwealth Disclosure without in each case notifying and obtaining the prior consent of the Commonwealth, in all cases using only information provided by the Commonwealth and in the form provided by the Commonwealth.

2.	Representations and warranties of the Commonwealth

The Commonwealth represents and warrants to the Issuing Entity, the State and each of the Dealers as of the date of this Agreement and each Update Date (and in respect of Section 2(f) of this Agreement only, as of each Effective Time; provided that the Commonwealth makes the representations and warranties contained in Section 2(f) of this Agreement as of the Effective Time in respect of a Commonwealth Pricing Supplement dated the date of a corresponding State/Territory Pricing Supplement only to the Issuing Entity, the State and those of the Dealers through which the offer and sale of the issue of State/Territory Debt Securities described in such State/Territory Pricing Supplement is effected) as follows:

(a)           This Agreement has been duly authorized, executed and delivered by the Commonwealth, and is a legal, valid and binding agreement of the Commonwealth, enforceable against the Commonwealth in accordance with its terms.

(b)      The Deed of Guarantee has been duly authorized, executed and delivered by the Commonwealth and is a legal, valid and binding instrument of the Commonwealth, enforceable against the Commonwealth in accordance with its terms.

(c)           The obligations of the Commonwealth under the Guarantee are irrevocable and rank equally with other unsecured debts and financial obligations of the Commonwealth.

(d)           The execution of this Agreement and the Deed of Guarantee and the compliance by the Commonwealth with the applicable provisions of this Agreement and the Deed of Guarantee do not conflict with or result in a breach or violation of any existing Australian law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court in Australia.

(e)           The Commonwealth Registration Statement has been declared effective under the Securities Act, and no stop order suspending the effectiveness of the Commonwealth Registration Statement is in effect, and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Commonwealth are pending before or threatened by the SEC.

(f)           At the Effective Time, the Commonwealth Registration Statement did not contain and any amendment thereto, as of the date it becomes effective, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the Effective Time, the Commonwealth Registration Statement did comply and any amendment thereto, as of the date it becomes effective, will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder. Each Commonwealth Prospectus, as of the date of such Commonwealth Prospectus, did not or will not, and any amendment or supplement to any Commonwealth Prospectus, as of the date of such amendment or supplement, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(g)           Each Commonwealth Prospectus and each amendment or supplement thereto at the time of filing with the SEC complied or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC thereunder.

(h)           The Commonwealth Disclosure contains all information which, according to the particular nature of the Commonwealth and the Guarantee, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses and prospects of the Commonwealth and of the rights attaching to the Guarantee.

(i)           The statements in (i) the section of the Commonwealth Base Prospectus entitled “The Commonwealth of Australia Guarantee of State and Territory Borrowing” and (ii) the section of the Commonwealth Disclosure entitled “The Commonwealth of Australia Guarantee of State and Territory Borrowing”, insofar as such statements purport to summarize certain provisions of the Deed of Guarantee and the Scheme Rules, fairly summarize such provisions in all material respects.

(j)      The Commonwealth has not and will not communicate an invitation or inducement to engage in investment activity within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) in respect of the Guaranteed Securities.

3.	Representations, warranties and agreements of the Issuing Entity

The Issuing Entity represents and warrants to, and agrees with, the Commonwealth as of (i) the date of this Agreement, (ii) each date it offers to sell or solicits an offer to buy State/Territory Debt Securities and (iii) the date of each issue of State/Territory Debt Securities as follows:

(a)           The Issuing Entity has been duly organized and validly exists under the laws of its jurisdiction of incorporation and has full corporate power and authority to enter into and perform its obligations under this Agreement.

(b)           This Agreement has been duly authorized, executed and delivered by the Issuing Entity and is a legal, valid and binding agreement of the Issuing Entity, enforceable against the Issuing Entity in accordance with its terms.

(c)           The State/Territory Debt Securities will have been duly authorized and duly executed by the Issuing Entity on the date of each issue of State/Territory Debt Securities and will have been duly authorized by the Issuing Entity on the date the State/Territory Debt Securities are admitted to trading, and when authenticated and issued in accordance with the provisions of the Fiscal Agency Agreement and delivered and paid for as provided in the Distribution Agreement, will constitute valid and binding obligations of the Issuing Entity, entitled to the benefits of the Fiscal Agency Agreement, enforceable against the Issuing Entity in accordance with their terms, subject, as to the enforcement of remedies, to applicable bankruptcy (including, without limitation, all laws relating to fraudulent transfers), reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity.

(d)           The Issuing Entity will only issue and deliver State/Territory Debt Securities under (i) the State/Territory Prospectus and a State/Territory Pricing Supplement and (ii) the Luxembourg Prospectus after the Commonwealth has issued an Eligibility Certificate relating to the liabilities of the State in respect of those State/Territory Debt Securities.

(e)           In relation to those State/Territory Debt Securities and the related Guarantee offered or sold in the European Economic Area (“EEA”), neither the Issuing Entity, any affiliate of the Issuing Entity, nor any person acting on behalf of any of them (other than the Dealers, their affiliates, or any person acting on behalf of any of them, as to whom no representation or warranty is made) will offer, sell or admit to trading State/Territory Debt Securities other than in accordance with the provisions of the Prospectus Directive and the applicable laws and regulations of any jurisdiction within the EEA in which the State/Territory Debt Securities have been offered or will be offered or have been or will be admitted to trading.

(f)           The Issuing Entity, any affiliate of the Issuing Entity, or any person acting on behalf of any of them (other than the Dealers, their affiliates, or any person acting on behalf of any of them, as to whom no representation or warranty is made) has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any State/Territory Debt Securities in circumstances in which section 21(1) of the FSMA does not apply to the Issuing Entity, any affiliate of the Issuing Entity, or any person acting on behalf of any of them.

(g)           The Issuing Entity[, any affiliate of the Issuing Entity or any person acting on behalf of any of them (other than the Dealers, their affiliates, or any person acting on behalf of any of them, as to whom no representation, warranty or agreement is made)] shall deal with any matter referred to in article 13 of the Luxembourg Prospectus Law which arises after the time that the Luxembourg Prospectus is formally approved by the Commission de surveillance du secteur financier in accordance with article 13 of the Luxembourg Prospectus Law and any applicable rules laid down by the Commission de surveillance du secteur financier.

(h)           The Issuing Entity has, since the date of this Agreement, made no statements in connection with any offering of the State/Territory Debt Securities regarding the Commonwealth or the Guarantee that are not authorized or permitted by Section 1 of this Agreement.

(i)           The Issuing Entity has delivered or will deliver (or has caused or will cause to be delivered) copies of the Commonwealth Prospectus and the relevant Commonwealth Pricing Supplement to each Dealer prior to the time when sales of the State/Territory Debt Securities are first made.

(j)           The State/Territory Registration Statement has been declared effective under the Securities Act, and no stop order suspending the effectiveness of the State/Territory Registration Statement is in effect, and no proceedings for that purpose or pursuant to Section 8A of the Securities Act against the Issuing Entity or the State are pending before or threatened by the SEC.

(k)           The Issuing Entity has not made or used and, unless it obtains the prior consent of the Commonwealth, it will not make or use any written communication (as defined in Rule 405 under the Securities Act) relating to the Guarantee that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, required to be filed with the SEC under Rule 433 under the Securities Act, except that the Issuing Entity (and the State and the Dealers) may use a preliminary term sheet and a final term sheet describing the terms of the State/Territory Debt Securities and the liabilities of the State in respect of the State/Territory Debt Securities and referring to the Guarantee.

(l)           The Luxembourg Prospectus (excluding the Commonwealth Disclosure), together with each amendment or supplement thereto, contains all information (other than the information included in the Commonwealth Disclosure) which, according to the particular nature of the Issuing Entity, the State, the State/Territory Debt Securities and the liabilities of the State in respect of the State/Territory Debt Securities, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses and prospects of the Issuing Entity and the State and of the rights attaching to the State/Territory Debt Securities and the liabilities of the State in respect of the State/Territory Debt Securities.

(m)      Neither the Issuing Entity, any affiliate of the Issuing Entity, nor any person acting on behalf of any of them (other than the Dealers, their affiliates, or any person acting on behalf of any of them, as to whom no representation or warranty is made) will offer or sell any State/Territory Debt Securities using the Commonwealth Disclosure on a basis exempt from the requirement to publish a prospectus under the Prospectus Directive except where such offer or sale is made pursuant to the Luxembourg Prospectus containing information regarding the Issuing Entity and the State that has been previously approved by the Commission de surveillance du secteur financier.

4.	Representations, warranties and agreements of the State

The State represents and warrants to, and agrees with, the Commonwealth as of (i) the date of this Agreement, (ii) each date it offers to sell or solicits an offer to buy State/Territory Debt Securities and (iii) the date of each issue of State/Territory Debt Securities as follows:

(a)           The State has full corporate power and authority to enter into and perform its obligations under this Agreement.

(b)           This Agreement has been duly authorized, executed and delivered by the State and is a legal, valid and binding agreement of the State, enforceable against the State in accordance with its terms.

(c)           The liabilities of the State in respect of the State/Territory Debt Securities will have been duly authorized and duly executed by the State on the date of each issue of State/Territory Debt Securities and will have been duly authorized by the State on the date the State/Territory Debt Securities are admitted to trading, and when issued and delivered will constitute valid and binding obligations of the State, enforceable against the State in accordance with their terms, subject, as to the enforcement of remedies, to applicable bankruptcy (including, without limitation, all laws relating to fraudulent transfers), reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity.

(d)           The State[, any affiliate of the State or any person acting on behalf of any of them (other than the Dealers, their affiliates, or any person acting on behalf of any of them, as to whom no representation, warranty or agreement is made)] shall deal with any matter referred to in article 13 of the Luxembourg Prospectus Law which arises after the time that the Luxembourg Prospectus is formally approved by the Commission de surveillance du secteur financier in accordance with article 13 of the Luxembourg Prospectus Law and any applicable rules laid down by the Commission de surveillance du secteur financier.

(e)           The State has, since the date of this Agreement, made no statements in connection with any offering of the State/Territory Debt Securities regarding the Commonwealth or the Guarantee that are not authorized or permitted by Section 1 of this Agreement.

(f)           The State has not made or used and, unless it obtains the prior consent of the Commonwealth, it will not make or use any written communication (as defined in Rule 405 under the Securities Act) relating to the Guarantee that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, required to be filed with the SEC under Rule 433 under the Securities Act, except that the State (and the Issuing Entity and the Dealers) may use a preliminary term sheet and a final term sheet describing the terms of the State/Territory Debt Securities and the liabilities of the State in respect of the State/Territory Debt Securities and referring to the Guarantee.

(g)           The Luxembourg Prospectus (excluding the Commonwealth Disclosure), together with each amendment or supplement thereto, contains all information (other than the information included in the Commonwealth Disclosure) which, according to the particular nature of the Issuing Entity, the State, the State/Territory Debt Securities and the liabilities of the State in respect of the State/Territory Debt Securities, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses and prospects of the Issuing Entity and the State and of the rights attaching to the State/Territory Debt Securities and the liabilities of the State in respect of the State/Territory Debt Securities.

5.	Representations, warranties and agreements of the Dealers

Each Dealer severally represents and warrants to, and agrees with, the Commonwealth as of (i) the date of this Agreement, (ii) each date it offers to sell or solicits an offer to buy State/Territory Debt Securities, and (iii) the date of each issue of State/Territory Debt Securities as follows:

(a)           The Dealer has been duly organized and validly exists under the laws of its jurisdiction of incorporation and has full corporate power and authority to enter into and perform its obligations under this Agreement.

(b)           This Agreement has been duly authorized, executed and delivered by the Dealer and is a legal, valid and binding agreement of the Dealer, enforceable against the Dealer in accordance with its terms.

(c)           In relation to those State/Territory Debt Securities and the related Guarantee offered or sold in the EEA, neither the Dealer, any affiliate of the Dealer, nor any person acting on behalf of any of them will offer or sell State/Territory Debt Securities other than in accordance with the provisions of the Prospectus Directive and the applicable laws and regulations of any jurisdiction within the EEA in which the State/Territory Debt Securities have been offered or will be offered or have been or will be admitted to trading.

(d)           The Dealer, any affiliate of the Dealer, or any person acting on behalf of any of them has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any State/Territory Debt Securities in circumstances in which section 21(1) of the FSMA [does not apply to the Dealer, any affiliate of the Dealer, or any person acting on behalf of any of them] [would not, if the Dealer, any affiliate of the Dealer, or any person acting on behalf of any of them was not an authorised person, apply to the Issuing Entity, the State and/or the Commonwealth].

(e)           The Dealer has made no statements in connection with the offering of the State/Territory Debt Securities regarding the Commonwealth or the Guarantee that are not authorized or permitted by Section 1 of this Agreement.

(f)      The Dealer has not made or used and, unless it obtains the prior consent of the Commonwealth, it will not make or use any written communication (as defined in Rule 405 under the Securities Act) relating to the Guarantee that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act, required to be filed with the SEC under Rule 433 under the Securities Act, except that such Dealer may use a preliminary term sheet and a final term sheet describing the terms of the State/Territory Debt Securities and referring to the Guarantee.

(g)           The Dealer has delivered or will deliver a copy of the Commonwealth Prospectus and the relevant Commonwealth Pricing Supplement to each purchaser of State/Territory Debt Securities prior to the time when sales of the State/Territory Debt Securities are first made.

6.	Opinions, legal fees, payment of expenses

(a)           On the date of this Agreement and each Update Date, the Commonwealth shall procure the delivery to each Dealer by its U.S. counsel of a negative assurance letter with regard to the content of the Commonwealth Registration Statement and the Commonwealth Prospectus (as supplemented or amended as of each such Update Date), and covering such other matters relating to the Commonwealth Registration Statement as are customarily covered by such a letter.

(b)           On the date of this Agreement, the Commonwealth shall procure the delivery to the Issuing Entity, the State and each Dealer by its Australian counsel of a validity opinion regarding the Deed of Guarantee.

(c)           Within 14 days of being invoiced by the Commonwealth following an Update Date, the State shall pay the reasonable fees, charges and disbursements of the Commonwealth’s legal counsel in connection with offerings of State/Territory Debt Securities and the performance by the Commonwealth of its obligations hereunder including any amendments to the Commonwealth Registration Statement (including by way of the filing with the SEC of amendments to one or more annual reports that are incorporated by reference in the Commonwealth Registration Statement), any Commonwealth Prospectus or supplements or amendments to a Commonwealth Prospectus or any updates, supplements or amendments to the Commonwealth Disclosure that is included in or attached as an annex to the Luxembourg Prospectus since the previous Update Date [or, in the case of the first invoice hereunder, since the first date on which the Commonwealth Registration Statement became effective], it being agreed (i) that the costs of any amendments to the Commonwealth Registration Statement (including by way of the filing with the SEC of amendments to one or more annual reports that are incorporated by reference in the Commonwealth Registration Statement) will be allocated pro rata among each State and Territory that enters into an offering agreement with the Commonwealth relating to access to the Commonwealth Registration Statement to the extent such costs are not directly allocable to the State in connection with offerings of State/Territory Debt Securities hereunder and (ii) that as part of the costs of updating the Registration Statement (including by way of the filing with the SEC of amendments to one or more annual reports that are incorporated by reference in the Commonwealth Registration Statement) and the Commonwealth Disclosure, the Commonwealth will allocate pro rata among (A) each State and Territory to which the Commonwealth makes available a disclosure document regarding the Commonwealth in connection with the State Guarantee Scheme and (B) each Authorised Deposit-taking Institution to which the Commonwealth makes available a disclosure document regarding the Commonwealth in connection with the Australian Government Guarantee Scheme for Large Deposits and Wholesale Funding, the costs of updating disclosure regarding the Commonwealth and which are not directly allocable to a particular State, Territory or Authorised Deposit-taking Institution

7.	Application of counter-indemnity

The State agrees that the indemnity provided under the Counter-indemnity deed delivered or to be delivered by it to the Commonwealth in accordance with the Scheme Rules in connection with the State/Territory Debt Securities will extend to, and to the extent that it does not is hereby extended to, any losses, claims, damages or liabilities to which the Commonwealth may become subject, under the Securities Act, the Luxembourg Prospectus Law, any laws and regulations within the EEA insofar as they apply to an offer of securities and/or to admission to trading on a regulated market or any other applicable law and, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

(a)           an untrue statement or alleged untrue statement of a material fact contained or incorporated by reference in the State/Territory Registration Statement (or any amendment thereto or new registration statement relating to the State/Territory Debt Securities), any State/Territory Prospectus, any State/Territory Pricing Supplement, any prospectus, any prospectus supplement or any State/Territory free writing prospectus (as defined in Rule 405 under the Securities Act), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading;

(b)           the failure or alleged failure of the Luxembourg Prospectus (excluding the Commonwealth Disclosure) to contain all information (other than the information included in the Commonwealth Disclosure) which, according to the particular nature of the Issuing Entity, the State, the State/Territory Debt Securities and the liabilities of the State in respect of the State/Territory Debt Securities, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses and prospects of the Issuing Entity and the State and of the rights attaching to the State/Territory Debt Securities and the liabilities of the State in respect of the State/Territory Debt Securities; or

(c)           any breach of the representations contained in Sections 3(h), 3(l), 4(e) or 4(g) of this Agreement,

and will reimburse the Commonwealth for any legal or other expenses reasonably incurred by the Commonwealth in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that as long as the representation in Section 4(e) of this Agreement is accurate, the State shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon:

(x)         an untrue statement or alleged untrue statement or omission or alleged omission made in the Commonwealth Registration Statement, any Commonwealth Prospectus, any free writing prospectus contemplated under Section 1(g) hereof or any supplement or amendment thereto; or

(y)         the failure or alleged failure of the Commonwealth Disclosure to contain all information which, according to the particular nature of the Commonwealth and the Guarantee, is necessary to enable investors to make an informed assessment of the assets and liabilities, financial position, profit and losses and prospects of the Commonwealth and of the rights attaching to the Guarantee.

8.	Termination

This Agreement may be terminated by the Commonwealth for any reason on 10 days’ written notice to the Issuing Entity, the State and the Dealers; provided that the Commonwealth will not terminate this Agreement prior to the later of (i) the Final Issuance Date (as defined in the Scheme Rules) and (ii) the first date on which no Dealer has an obligation under the Securities Act and the rules and regulations of the SEC thereunder to deliver any Commonwealth Prospectus; further provided that following the provision by the Commonwealth of written notice of the termination of this Agreement, the Commonwealth, the Issuing Entity and the State shall make commercially reasonable efforts to agree arrangements for the provision of information with respect to the Commonwealth appropriate to satisfy applicable filing and other regulatory requirements for so long as the State/Territory Debt Securities remain outstanding.  Notwithstanding such termination, Sections 6(c) and 7 of this Agreement shall remain in effect.

9.	Notices

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Commonwealth shall be directed to The Treasury, Langton Crescent, Parkes ACT 2600, Australia; Telephone: + (612) [             ]; Facsimile: + (612) [             ]; e-mail: [                           ]; attention: General Manager, Commonwealth State Relations Division.

Notices to the Dealers shall be directed:

(i)           in the case of UBS Limited to: 1 Finsbury Avenue, London EC2M 2PP, United Kingdom; Telex: 887434 UBSWG; Facsimile: + (44 207) 567-2364; e-mail: OL-Bondsyndicate@ubs.com; attention: International New Issues Department; and

(ii)           in the case of any other Dealer, to such Dealer care of UBS Limited at the foregoing address,

or to such other address as may be notified by the respective party.

Notices to the Issuing Entity shall be directed to: Queensland Treasury Corporation, Minerals and Energy Centre, 61 Mary Street, Brisbane, Queensland 4000, Australia; Facsimile: + (61-7) 3210-0262; e-mail: [                           ]; attention: Chief Executive.

Notices to the State shall be directed to:  Treasurer, Executive Building, 100 George Street, Brisbane, Queensland 4000, Australia; Facsimile: + (61-7) 3221-1781; e-mail: [                           ]; attention: Under Treasurer.

10.	Counterparts

This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

11.	Governing law

This Agreement shall be governed by and construed in accordance with the laws of the Australian Capital Territory.

12.	Entire Agreement

To the extent that this Agreement imposes various obligations on and grants various rights to the respective parties, this Agreement is intended to constitute the entire agreement of the parties with respect such matters and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties with respect to these matters.

IN WITNESS WHEREOF, the Commonwealth, the Issuing Entity, the State and the Dealers have executed this Agreement as of the date first set forth above.

Signed for and on behalf of THE COMMONWEALTH OF AUSTRALIA represented by the Department of the Treasury by

Name of Signatory	Signature

in the presence of:

Name of witness	Signature of witness

ISSUING ENTITY:

QUEENSLAND TREASURY CORPORATION

By:
	Name:	Stephen Rochester
	Title:	Chief Executive

STATE:

THE TREASURER ON BEHALF OF
THE GOVERNMENT OF QUEENSLAND

By:
	Name:	The Hon. Andrew Fraser
	Title:	Treasurer

DEALERS:

UBS LIMITED for and on behalf of each of:

Citigroup Global Markets Inc.,
Citigroup Global Markets Limited,
Deutsche Bank Securities Inc.,
Australia and New Zealand Banking Group Limited,
Commonwealth Bank of Australia,
Deutsche Bank AG, London Branch,
J.P. Morgan Securities Limited,
Macquarie Bank Limited London Branch,
Macquarie Securities (USA) Inc.,
[Nomura International plc],
Royal Bank of Canada Europe Limited,
The Royal Bank of Scotland plc,
The Toronto-Dominion Bank, and
Westpac Banking Corporation.

by its Attorneys:

and
,
and the Attorneys each declare that they have not
received any notice of the revocation of any such
Power of Attorney

By:		By:
	Name:		Name:
	Title:		Title:

UBS LIMITED

By:		By:
	Name:		Name:
	Title:		Title:

UBS LIMITED for and on behalf of:

National Australia Bank Limited (ABN 12 004 044 937)

by:

and
,
its Attorneys under a Power of Attorney
dated ___________ 200__,
and the Attorneys each declare that they have not
received any notice of the revocation of such
Power of Attorney

By:		By:
	Name:		Name:
	Title:		Title: